EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to incorporating by reference our report on the financial statements of Midwest Banc Holdings, Inc. as of December 31, 1999 and 1998 and for the three years then ended in this Registration Statement on Form S-8 of Midwest Banc Holdings, Inc. Our report is dated January 15, 2000 and is included in the 1999 Form 10-K of Midwest Banc Holdings, Inc.


                                           /s/ Crowe, Chizek and Company LLP

Oak Brook, Illinois
May 19, 2000